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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of CUNO Incorporated ("CUNO") of our report dated December 13, 1999, included in the 1999 Annual Report to Shareholders of CUNO.

Our audits also included the financial statement schedule of CUNO listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39763) pertaining to the CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Directors' Stock Option Plan, and the CUNO Incorporated Savings and Retirement Plan of our report dated December 13, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of CUNO.


/s/ Ernst & Young LLP

Hartford, Connecticut
January 3, 2000


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                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                CUNO INCORPORATED
                   YEARS ENDED OCTOBER 31, 1999, 1998 AND 1997

        COLUMN A                      COLUMN B                          COLUMN C                 COLUMN D             COLUMN E
        --------                      --------                          --------                 --------             --------
                                                                      ADDITIONS
        DESCRIPTION
                                       BALANCE AT           CHARGED TO      CHARGED TO
                                        BEGINNING            COSTS         OTHER ACCOUNTS-       DEDUCTIONS         BALANCE AT END
                                       OF PERIOD          AND EXPENSES        DESCRIBE                                OF PERIOD
Year ended October 31, 1999
Deducted from asset accounts:
Allowance for doubtful accounts
receivable
                                      $      1,179,057      $  588,118         $        0         $   61,534(A)      $1,705,641
                                      ================   ================  ================    ================ ================
Valuation allowance for
deferred income
tax assets                            $        203,000      $  189,000(B)      $        0         $  203,000(C)      $  189,000
                                      ================   ================  ================    ================ ================

Year ended October 31, 1998
Deducted from asset accounts:
Allowance for doubtful accounts
receivable
                                      $      1,420,088      $  141,217         $        0         $  382,248(A)      $1,179,057
                                      ================   ================  ================    ================ ================
Valuation allowance for deferred
income tax assets                     $        517,000      $        0         $        0         $  314,000(C)      $  203,000
                                      ================   ================  ================    ================ ================

Year ended October 31, 1997
Deducted from asset accounts:
Allowance for doubtful accounts
receivable
                                      $      1,133,453      $  692,542         $        0         $  405,907(A)      $1,420,088
                                      ================   ================  ================    ================ ================
Valuation allowance for deferred
income tax assets                     $      1,061,000      $        0         $        0         $  544,000(C)      $  517,000
                                      ================   ================  ================    ================ ================


(A) Uncollectible accounts written off, net of recoveries.
(B) Establishment of valuation allowance for operating loss carryforwards.
(C) Net operating loss carryforwards utilized.

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